SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 16, 1996




                              MEDCATH INCORPORATED
                            (Exact name of registrant
                          as specified in its charter)

        North Carolina             33-85458               56-1635096

(State or other jurisdiction     (Commission            (IRS Employer
      of incorporation)           File Number)         Identification No.)




         7621 Little Avenue, Suite 106, Charlotte, North Carolina 28226
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (704) 541-3228








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Item 5. Other Events

          On July 16, 1996, MedCath Incorporated announced that the Company had engaged Ernst & Young LLP, independent auditors, to conduct certain procedures related to the accounting treatment for the billing and recording of Medicare patient revenues in its McAllen Heart Hospital. The Company also announced that it expects its second heart hospital in Little Rock, Arkansas, to receive timely Medicare certification and open on schedule. Potential delays in Medicare certification by HCFA due to reduced federal funding are now unlikely since the Department of Health and Human Services recently agreed to accept the successful completion of an initial survey by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) for entry into the Medicare program.


         On July 22, 1996 MedCath Incorporated announced that the Company has obtained financing for the land purchase and construction of its third heart hospital, Tucson Heart Hospital, located in Tucson, Arizona. The financing, which closed on July 19, 1996, is being furnished by a REIT and provides for amounts up to $20 million.



Exhibits:

         99.1 - Press Release dated July 16, 1996

         99.2 - Press Release dated July 22, 1996



















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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDCATH INCORPORATED




     Date:  July 23, 1996             By:     /s/ Daniel L. Belongia
                                           ---------------------------
                                                  Daniel L. Belongia
                                                  Secretary and Chief Financial
                                                  Officer
































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